PRICING SUPPLEMENT NO. 75                                         Rule 424(b)(3)
DATED: April 30, 1999                                         File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $5,000,000   Floating Rate Notes [x]   Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]

May 3, 1999

Maturity Date:                  CUSIP#: 073928 HY 2

May 3, 2000

Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:

                                        Optional              Optional
                     Redemption         Repayment             Repayment
Redeemable On        Price(s)           Date(s)               Price(s)

N/A                  N/A                N/A                   N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]          Commercial Paper Rate           Minimum Interest Rate: N/A

[_]          Federal Funds Rate              Interest Reset Date(s): *

[_]          Treasury Rate                   Interest Reset Period: Three Months

[_]          LIBOR Reuters                   Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                      Interest Payment Period: Quarterly

[_]          CMT Rate

 Initial Interest Rate: 4.95875%
 Index Maturity:  Three Months
 Spread (plus or minus): -0.03%

------------------------------------------------

*        8/3/99, 11/3/99 and 2/3/00.

**       8/3/99, 11/3/99, 2/3/00 and 5/3/00.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.